POWER OF ATTORNEY
                               -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby revokes all prior powers granted by the undersigned to the extent inconsistent herewith and constitutes and appoints Robert M. Keith, Eric C. Freed, Nancy E. Hay, Stephen J. Laffey and Emilie D. Wrapp and each of them, to act severally as attorney-in-fact and agent, with power of substitution and resubstitution, for the undersigned in any and all capacities, solely for the purpose of executing his Initial Statement of Beneficial Ownership on Form 3 and any subsequent Statement of Changes in Beneficial Ownership on Form 4 or Annual Statement of
Changes in Beneficial Ownership on Form 5, and any amendments thereto, with respect to the securities of:

     Alliance California Municipal Income Fund, Inc.
     AllianceBernstein National Municipal Income Fund, Inc.
     Alliance New York Municipal Income Fund, Inc.

and filing the same, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.





                                           /s/ Douglas J. Peebles
                                           --------------------------
                                               Douglas J. Peebles




Dated: October 10, 2013